Exhibit 99.1

SoundThinking Reports Third Quarter 2024 Financial Results

Revenues Increased 10% to $26.3 Million, Driven by New and Existing Customer Growth

Company Reaffirms FY 2024 Revenue Guidance Range of $104.0 Million to $106.0 Million, Representing 13% Year-Over-Year Growth at the Midpoint, and FY 2024 Adjusted EBITDA Margin Guidance Range of 18% to 20%

Company Introduces FY 2025 Revenue Guidance Range of $107.0 Million to $109.0 Million, Representing 3% Year-Over-Year Growth at the Midpoint, and FY 2025 Adjusted EBITDA Margin Guidance Range of 19% to 21%

FREMONT, CA – November 12, 2024 – SoundThinking, Inc. (Nasdaq: SSTI), a leading public safety technology company, today reported financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial and Operational Highlights

•
Revenues increased 10% to $26.3 million, compared to $24.0 million for the same quarter of 2023.
•
Gross profit increased 11% to $15.2 million (58% of revenues), compared to $13.8 million (57% of revenues) for the same quarter of 2023.
•
GAAP net loss totaled $1.4 million, compared to GAAP net loss of $1.9 million for the same quarter of 2023.
•
Adjusted EBITDA1 increased approximately 5% to $4.5 million (17% of revenues), compared to $4.3 million (18% of revenues) for the same quarter of 2023.
•
ShotSpotter went “live” in four new cities and one university as well as expanded with eight current cities.
•
Enhanced AI-driven software, upgraded hardware components, and initiated SOC2 and HIPAA certification processes for SafePointe, an advanced weapons detection solution.
•
Secured a three-year agreement to expand ShotSpotter coverage in Montevideo, Uruguay, doubling deployment footprint in the capital city.
•
Repurchased 284,790 shares of common stock for approximately $4.0 million as part of an existing $25 million share repurchase program.
•
Improved cash and cash equivalents position to over $15 million dollars, after accounting for share repurchases.

1 See the section below titled “Non-GAAP Financial Measures” for more information about Adjusted EBITDA and its reconciliation to GAAP net income (loss).

Management Commentary

“SoundThinking delivered another strong quarter, highlighted by 10% revenue growth, gross margin expansion and improving cash generation,” said President and CEO Ralph Clark. “Our third-quarter results, driven by new and expanding customer relationships, underscore the strength and versatility of our innovative SafetySmart™ platform. Our flagship ShotSpotter solution went ‘live’ in four new cities and one university, and expanded coverage in eight existing cities. We also saw robust momentum across our other SafetySmart solutions, with over 15 new customer implementations, reflecting our expanded market reach and growing demand.

“We enhanced our SafePointe solution with upgraded AI-driven software and more powerful hardware components, improving its efficiency and reliability for customers. Additionally, we launched ‘PlateRanger, Powered by Rekor,’ an end-to-end vehicle and License Plate Reader (LPR) public safety solution that is already showing promising synergies and adding value for our customers.

“We believe our focused execution on our strategic priorities is driving diversified growth, strengthening our balance sheet, and enhancing operational efficiencies for long-term success. We anticipate continued momentum into Q4 and 2025, and are energized by the expanding public and private market opportunities ahead.”

Third Quarter 2024 Financial Results

Revenues for the third quarter of 2024 were $26.3 million, compared to $24.0 million for the same quarter of 2023. The increase in revenues was primarily due to new and expanding customer subscriptions and contributions from SafePointe, which was acquired in the third quarter of 2023.

Gross profit for the third quarter of 2024 was $15.2 million (58% of revenues), an improvement compared to $13.8 million (57% of revenues) for the same period in 2023.

Total operating expenses for the third quarter of 2024 were $16.3 million, compared to $15.2 million for the same period in 2023. The increase in operating expenses was primarily due to higher headcount and employee-related costs, including costs related to SafePointe, which was acquired in the third quarter of 2023.

Net loss for the third quarter of 2024 totaled $1.4 million, or $(0.11) per basic and diluted share (based on 12.7 million basic and diluted weighted-average shares outstanding), compared to net loss of $1.9 million, or $(0.15) per basic and diluted share (based on 12.5 million basic and diluted weighted-average shares outstanding), for the same period in 2023.

Adjusted EBITDA for the third quarter of 2024 totaled $4.5 million, an increase compared to $4.3 million in the same period last year.

At quarter end, the company had $15.3 million in cash and cash equivalents, $25.9 million in accounts receivable and contract assets, net, $49.5 million in deferred revenue, $4.0 million in debt related to borrowings to partially fund the SafePointe acquisition, and approximately $21.0 million available on its credit facility.

Financial Outlook

The company reaffirmed its full-year 2024 revenue guidance range of $104.0 million to $106.0 million, representing 13% year-over-year growth at the midpoint. The company also still expects Adjusted EBITDA margins of 18% to 20% for the full year 2024.

“Despite the ongoing civic debate regarding the non-renewal of the ShotSpotter contract in Chicago and the loss of that contract with approximately $8.5 million in annual revenue, we remain confident in our ability to drive revenue growth and improve profitability in 2025 and beyond,” added Clark. As a result, we are providing our 2025 guidance as follows: We expect to achieve revenue in the range of $107.0 million to $109.0 million and Adjusted EBITDA between 19% and 21%.

The company’s financial outlook statements are based on current expectations. The preceding statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Safe Harbor Statement” below. The company has not reconciled its Adjusted EBITDA outlook to GAAP net income (loss) due to the uncertainty and variability of interest income (expense), income taxes, depreciation and amortization, stock-based compensation expenses, and acquisition-related expenses, which are reconciling items between Adjusted EBITDA and GAAP net income (loss). Because the company cannot reasonably predict such items, a reconciliation to forecasted GAAP net income (loss) is not available without unreasonable effort. Such items could have a significant impact on the calculation of GAAP net income (loss). For more information, see “Non-GAAP Financial Measures” below.

Conference Call

SoundThinking will hold a conference call today November 12, 2024 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results and provide an update on business conditions.

SoundThinking management will host the presentation, followed by a question-and-answer period.

U.S. dial-in: 1-877-407-8029

International dial-in: 1-201-689-8029

Conference ID: 13749551

A live audio webcast of the conference call will be available in listen-only mode simultaneously and available for replay via the investor relations section of the company’s website at www.soundthinking.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day through November 26, 2024.

U.S. replay dial-in: 1-877-660-6853

International replay dial-in: 1-201-612-7415

Replay ID: 13749551

Non-GAAP Financial Measures

Adjusted net income (loss): Adjusted net income (loss), a non-GAAP financial measure, represents the company’s net income (loss) before acquisition-related expenses, including adjustments to the company's contingent consideration obligation, restructuring expense and loss from disposal of fixed assets.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP financial measure, represents the company’s net income (loss) before interest (income) expense, income taxes, depreciation, amortization and impairment, restructuring costs and losses on restructuring related fixed asset disposals, stock-based compensation expense and acquisition-related expenses, including adjustments to the company's contingent consideration obligation. Adjusted EBITDA is a measure used by management internally to understand and evaluate the company’s core operating performance and trends across accounting periods and in connection with developing future operating plans, making strategic decisions regarding the allocation of capital and considering initiatives focused on cultivating new markets for its solutions. In particular, the exclusion of these expenses in calculating Adjusted EBITDA facilitates comparisons of the company’s operating performance on a period-to-period basis.

SoundThinking believes adjusted net income (loss) and Adjusted EBITDA also provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. For example, SoundThinking adjusts EBITDA for stock-based compensation expense and acquisition-related expenses because such expenses often vary for reasons that are generally unrelated to financial and operational performance in a particular period. Stock-based compensation is utilized by SoundThinking to attract and retain employees with a goal of long-term retention and the alignment of employee interests with those of the company and its stockholders, rather than to address operational performance for any particular period’s financial performance measures, in particular net income (loss), or its other GAAP financial results.

The following table presents a reconciliation of GAAP net loss, the most directly comparable GAAP measure, to adjusted net loss, for each of the periods indicated (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
GAAP net loss	$(1,440)	$(1,874)	$(5,101)	$(6,361)
Less:
Acquisition-related expenses	—	689	—	864
Restructuring expense	—	—	346	—
Loss on disposal of fixed assets	—	—	5	—
Change in fair value of contingent consideration	—	82	(554)	(923)
Adjusted net loss	$(1,440)	$(1,103)	$(5,304)	$(6,420)
Net loss per share, basic and diluted	$(0.11)	$(0.15)	$(0.40)	$(0.52)
Adjusted net loss per share, basic and diluted	$(0.11)	$(0.09)	$(0.42)	$(0.52)
Weighted-average shares used in computing net loss per share and adjusted net loss per share, basic and diluted	12,688,850	12,480,830	12,750,664	12,320,119

The following table presents a reconciliation of GAAP net loss, the most directly comparable GAAP measure, to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
GAAP net loss	$(1,440)	$(1,874)	$(5,101)	$(6,361)
Less:
Interest (income) expense, net	(7)	42	176	(64)
Income taxes	319	299	667	643
Depreciation, amortization and impairment	2,561	2,475	7,974	8,126
Restructuring expense	—	—	346	—
Loss on disposal of fixed assets	—	—	5	—
Stock-based compensation expense	3,054	2,573	9,127	7,272
Change in fair value of contingent consideration	—	82	(554)	(923)
Acquisition-related expenses	—	689	—	864
Adjusted EBITDA	$4,487	$4,286	$12,640	$9,557

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the company’s expectations for its estimated revenue and Adjusted EBITDA for 2024 and 2025, driving diversified growth, strengthening its balance sheet and enhancing operational efficiencies for long-term success, continued momentum into Q4 and 2025, expanding public and private market opportunities ahead, its ability to achieve revenue growth and enhanced profitability in 2025 and beyond, its long-term financial targets, ability to drive profitable growth and build upon existing contracts and partnerships, including in the United States and internationally, operating momentum, financial visibility, sales pipeline, revenue growth, operating leverage and margin expansion. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the company’s control. The company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: that the City of Chicago will not be using ShotSpotter following November 2024; the company’s ability to successfully negotiate and execute contracts with new and existing customers in a timely manner, if at all; the company’s ability to maintain and increase sales, including sales of the company’s newer product lines; the availability of funding for the company’s customers to purchase the company’s solutions; the complexity, expense and time associated with contracting with government entities; the company’s ability to maintain and expand coverage of existing public safety customer accounts and further penetrate the public safety market; the potential effects of negative publicity; the company’s ability to sell its solutions into international and other new markets; the lengthy sales cycle for the company’s solutions; changes in federal funding available to support local law enforcement; the company’s ability to deploy and deliver its solutions; the company’s ability to maintain and enhance its brand; and the company’s ability to address the business and other impacts and uncertainties associated with macroeconomic factors, as well as other risk factors included in the company’s most recent annual report on Form 10-K and other SEC filings. These forward-looking statements are made as of the date of this press release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by law, the company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

About SoundThinking, Inc.

SoundThinking, Inc. (Nasdaq: SSTI) is a leading public safety technology company that delivers AI and data-driven solutions for law enforcement, civic leadership, and security professionals. SoundThinking is trusted by more than 300 customers and has worked with approximately 2,100 agencies to drive more efficient, effective, and equitable public safety outcomes. The company's SafetySmart™ platform includes ShotSpotter®, the leading acoustic gunshot detection system; CrimeTracer™, the leading law enforcement search engine; CaseBuilder™, a one-stop investigation management system; ResourceRouter™, software that directs patrol and community anti-violence resources to help maximize their impact; SafePointe®, an AI-based weapons detection system and PlateRanger powered by Rekor, a leading LPR solution. SoundThinking has been designated a Great Place to Work® Company.

Company Contact:

Alan Stewart, CFO

SoundThinking, Inc.

+1 (510) 794-3100

astewart@soundthinking.com

Investor Relations Contacts:

Matt Glover and Greg Bradbury

Gateway Group, Inc.

+1 (949) 574-3860

SSTI@gateway-grp.com

Ankit Hira and Sean Daly

Solebury Strategic Communications

+1 (203) 546-0444

ahira@soleburystrat.com

SoundThinking, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues	$26,250	$23,977	$78,620	$66,672
Costs
Cost of revenues	10,979	10,225	32,031	28,881
Impairment of property and equipment	54	—	412	72
Total costs	11,033	10,225	32,443	28,953
Gross profit	15,217	13,752	46,177	37,719

Operating expenses
Sales and marketing	7,181	6,289	21,615	19,580
Research and development	3,413	3,186	10,441	8,896
General and administrative	5,669	5,677	18,379	15,806
Change in fair value of contingent consideration	—	82	(554)	(923)
Restructuring expense	—	—	346	—
Total operating expenses	16,263	15,234	50,227	43,359
Operating loss	(1,046)	(1,482)	(4,050)	(5,640)
Other income (expense), net
Interest income (expense), net	7	(42)	(176)	64
Other expense, net	(82)	(51)	(208)	(142)
Total other expense, net	(75)	(93)	(384)	(78)
Loss before income taxes	(1,121)	(1,575)	(4,434)	(5,718)
Provision for income taxes	319	299	667	643
Net loss	$(1,440)	$(1,874)	$(5,101)	$(6,361)
Net loss per share, basic and diluted	$(0.11)	$(0.15)	$(0.40)	$(0.52)
Weighted-average shares used in computing net loss per share, basic and diluted	12,688,850	12,480,830	12,750,664	12,320,119

SoundThinking, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$15,257	$5,703
Accounts receivable and contract assets, net	25,857	30,700
Prepaid expenses and other current assets	5,256	3,902
Total current assets	46,370	40,305
Property and equipment, net	20,979	21,028
Operating lease right-of-use assets	2,088	2,315
Goodwill	34,213	34,213
Intangible assets, net	34,148	36,938
Other assets	3,934	3,909
Total assets	$141,732	$138,708
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$2,687	$3,031
Line of credit	4,000	7,000
Deferred revenue, short-term	43,458	41,265
Accrued expenses and other current liabilities	9,455	8,521
Total current liabilities	59,600	59,817
Deferred revenue, long-term	6,070	812
Deferred tax liability	1,358	1,226
Other liabilities	1,378	2,096
Total liabilities	68,406	63,951
Commitments and contingencies (Note 15)
Stockholders' equity
Common stock: $0.005 par value; 500,000,000 shares authorized; 12,558,536 and 12,761,448 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	63	64
Additional paid-in capital	173,771	170,139
Accumulated deficit	(100,219)	(95,118)
Accumulated other comprehensive loss	(289)	(328)
Total stockholders' equity	73,326	74,757
Total liabilities and stockholders' equity	$141,732	$138,708